OPPENHEIMER DEVELOPING MARKETS FUND
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Developing Markets Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.    The following is a report of the votes cast:

Nominee/Proposal                                           For                                           Withheld

Trustees

Brian F. Wruble                                           401,037,991                                130,491,598
David K. Downes                                        401,064,306                                130,465,283
Matthew P. Fink                                          525,399,056                                    6,130,533
Edmund Giambastiani, Jr.                           525,227,745                                    6,301,845
Phillip A. Griffiths                                       400,901,029                                130,628,560
Mary F. Miller                                              401,083,067                                130,446,493
Joel W. Motley                                            525,553,997                                    5,975,593
Joanne Pace.                                                525,686,840                                    5,842,750
Mary Ann Tynan                                        525,644,372                                    5,885,188
Joseph M. Wikler                                        400,325,182                                131,204,408
Peter I. Wold                                                400,487,516                                131,042,073
William F. Glavin, Jr.                                    525,577,193                                    5,952,397

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                            Against                                Abstain
374,262,241                              5,991,899                                6,560,967

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                             Against                                Abstain
374,679,243                              5,726,608                                6,409,261

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                             Against                                Abstain
373,861,423                              6,435,737                                6,487,947

2d:  Proposal to revise the fundamental policy relating to lending
For                                            Against                                Abstain
374,325,950                              5,885,574                                6,603,575

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                            Against                                Abstain
374,589,961                              5,676,514                                6,548,632

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                              Against                                Abstain
374,536,166                              5,560,236                                6,718,706

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                             Against                                Abstain
373,706,781                              6,270,824                                6,837,497

2s:  Proposal to approve a change in the Fund’s investment objective
For                                             Against                                Abstain
372,864,751                              7,134,238                                6,816,115

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                            Against                                Abstain
376,370,514                              4,065,618                                6,378,977